CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3, No. 333-149953 of RiverSource Guaranteed Term Annuity, RiverSource Retirement Advisor 4 Advantage® Variable Annuity/RiverSource Retirement Advisor 4 Select® Variable Annuity/RiverSource Retirement Advisor 4 Access® Variable Annuity, RiverSource Retirement Advisor Advantage Plus® Variable Annuity/RiverSource Retirement Advisor Select Plus® Variable Annuity , RiverSource® RAVA 5 Advantage® Variable Annuity/RAVA 5 Select® Variable Annuity/RAVA 5 Access® Variable Annuity(Offered for contract applications signed prior to April 30, 2012), RiverSource® RAVA 5 Advantage® Variable Annuity/RAVA 5 Select® Variable Annuity/RAVA 5 Access® Variable Annuity(Offered for contract applications signed on or after April 30, 2012), RiverSource® RAVA 5 Advantage® Variable Annuity/RAVA 5 Select® Variable Annuity/RAVA 5 Access® Variable Annuity(Offered for contract applications signed on or after April 29, 2013), RiverSource® Retirement Group Annuity Contract I, RiverSource® Retirement Group Annuity Contract II of our report dated February 25, 2014 relating to the consolidated financial statements, which appear in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2013.
/s/PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 21, 2014